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                                                                   EXHIBIT 10.13
                  CERTAIN INFORMATION HAS BEEN OMITTED UNDER A
            CONFIDENTIAL TREATMENT REQUEST MADE PURSUANT TO RULE 406
                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


                                  AMENDMENT TO

                    GTIS MASTER OPTION AND LICENSE AGREEMENT
                               (HOME VIDEO GAMES)


         This amendment agreement (the "First Amendment") is made and entered into the 27th day of March, 1996, by and among WMS INDUSTRIES INC. ("WMS"), WILLIAMS ELECTRONICS GAMES, INC. ("WEG"), MIDWAY MANUFACTURING COMPANY ("Midway") and WILLIAMS ENTERTAINMENT INC. ("WEI"), each being Delaware corporations with offices at 3401 North California Avenue, Chicago, Illinois 60618, and GT INTERACTIVE SOFTWARE CORP. ("GTIS"), a Delaware corporation with offices at 16 East 40th Street, New York, New York 10016.

                              W I T N E S S E T H:

         WHEREAS, on March 31, 1995 WMS, WEG, Midway, WEI and GTIS entered into the GTIS Master Option and License Agreement (Home Video Games) (the "GTIS Master Home Video Agreement") pursuant to which the WMS Group granted to GTIS certain rights with respect to the manufacture, distribution and sale of versions of Games for use on Designated Consumer Game Platforms; and

         WHEREAS, WMS, WEG, Midway, WEI and GTIS desire to amend the GTIS Master Home Video Agreement as provided for in this First Amendment.

         NOW, THEREFORE, in consideration of the premises and mutual covenants



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contained herein and other good and valuable consideration, the parties hereto agree as follows:

         1. Capitalized terms used, but not defined or revised herein, shall have the meaning ascribed to such terms in the GTIS Master Home Video Agreement or the form of Home Video Game Distribution and License Agreement annexed as Exhibit A to the GTIS Master Home Video Agreement.

         2. This First Amendment shall become effective on the date WII closes the acquisition of AGC pursuant to the Stock Purchase Agreement. WMS will give GTIS prompt written notice of such closing. If such acquisition does not close by June 30, 1996, this First Amendment shall be null and void and of no force and effect. The capitalized terms used in this paragraph are defined in paragraph 3 of this First Amendment. GTIS' rights, if any, under the GTIS Master Home Video Agreement and form of Home Video Game Distribution and License Agreement with respect to any games acquired pursuant to the Stock Purchase Agreement, and any subsequent sequels, adaptations or other versions thereof, shall be subject to all third party rights pursuant to agreements made by the Atari Group existing at the Effective Date. All such rights, to the extent known by WMS, are set forth on a schedule to a letter dated the date hereof and signed by WMS and GTIS.

         3. Section 1 of the GTIS Master Home Video Game Agreement shall be amended to add or replace definitions as follows:

                  1.1(a) "AGC" shall mean Atari Games Corporation, a California corporation, which is currently a wholly-owned subsidiary of Warner Communications Inc., and which is to be sold to WII pursuant to the Stock Purchase Agreement.



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THE INFORMATION BELOW MARKED BY * HAS BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT.

                  1.1(b)   "Atari Advance" shall mean the aggregate * Dollars
         advance by GTIS to WMS pursuant to the Atari Agreements.

                  1.1(c) "Atari Agreements" shall mean the Master Option and License Agreement for Atari PC Games and the Master Option and License Agreement for Atari Home Video Games entered into by WMS and GTIS dated March 27, 1996."

                  1.1(d) "Atari Game" shall mean (i) any game developed or acquired by or on behalf of AGC or entities which were affiliates of AGC prior to AGC being acquired by WII pursuant to the listed on
         Schedule 1 to this First Amendment, and any adaptations of such games for other platforms, and (ii) any game currently in development or developed subsequent to such acquisition by or on behalf of AGC or a member of the Atari Group, or developed, in whole or in substantial part, by any person or persons who were employees of AGC or a member of the Atari Group as of the closing date of such acquisition and who are employees of any member of the WMS Group at the time of such development, and any adaptations of such games for other platforms. For purposes of this Section, employees shall be deemed to include independent contractors who work a substantial portion of their time at the



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         facilities of any member of the WMS Group.


                  1.1(e) "Atari Group" shall mean AGC, or any entity, a majority of whose capital stock is owned, directly or indirectly, by AGC or with respect to which during the term of this Agreement, AGC, directly or indirectly, has the legal power, without the consent of any third party, to direct the acquisition of rights to or exploitation of Games on Designated Consumer Game Platforms.

                  1.1(f) "Business Day" shall mean any day other than a Saturday, Sunday or Federal holiday.

                  1.4(a) "Early Termination Event" shall mean AGC ceasing to be at least 50.1% owned by a member of the WMS Group, or the Atari Group transferring a majority of its intellectual property assets and licenses to a person or entity who is not a member of the WMS Group.

                  1.7 "Game" shall mean any home video game designed for play on a specific Designated Consumer Game Platform which has been released for commercial shipment in the normal course of business by any member of the WMS Group or by any licensee of the WMS Group on such Designated Consumer Game Platform for sale in commercial quantities in the United States in the normal course of business, but excluding (i) any such home video game with respect to which the WMS Group shall, prior to the date





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         hereof, have granted rights (or any option, right of first refusal or negotiation or other ability to obtain rights which may be subsequently exercised) to any third party, including without limitation any sublicensee of the WMS Group, to manufacture, distribute or sell such home video game on such specific Designated Consumer Game Platform within the Licensed Territory, including any renewals or extensions thereof resulting from the exercise of previously granted rights; and (ii) any Atari Game. Set forth on
         Schedule 1 annexed hereto is a list of all material agreements pursuant to which the WMS Group, other than the Atari Group, has, prior to March 31, 1995, granted rights to manufacture, distribute and sell such home video games on Designated Consumer Game Platforms within the Licensed Territory, but excluding any agreements pursuant to which the WMS Group has granted rights to home video games based on games which have been released for commercial shipment prior to March 31, 1995 in the normal course of business by the WMS Group or by any sublicensee of the WMS Group as coin-operated video or pinball games or on any dedicated home video game platform or agreements pursuant to which the WMS Group has granted rights to any derivative or sequel to any such released coin-operated video, pinball or home video game. A home video




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         game shall be deemed a separate Game with reference to the specific
         Designated Consumer Game Platform on which it has been designed for play.

                  1.11 "Initial Option Period" shall mean the period commencing on the date hereof and ending on June 30, 2001; provided, however, if the Atari Advance has not been fully recouped by June 30, 2001, the Initial Option Period shall be extended to a date which is the earlier to occur of (i) June 30, 2003, or (ii) the date on which the Atari Advance is fully recouped. In determining whether the Atari Advance has been fully recouped for all purposes under this Agreement, amounts owed by GTIS but not yet reported, paid or credited to the Licensor shall be deemed recouped by GTIS. The Initial Option Period may be further extended under the following circumstances. If (a) an Early Termination Event occurs prior to June 30, 2000, and (b) GTIS shall not have fully recouped the Atari Advance by the end of the Initial Option Period as extended pursuant to the first sentence of this Section 1.11 (as such date may be further extended from time to time by future amendments or extensions other than the extensions next referred to in this sentence), then the Initial Option Period shall be further extended to a date which is the earlier to occur of (x) the date on which the Atari Advance is





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         fully recouped or (y) the date, to the nearest calendar quarter end, determined by adding to the date the Initial Option Period as extended would have expired, the number of days between the occurrence of the Early Termination Event and June 30, 2001.

                  1.23(a) "Pirate" shall mean an individual or entity which counterfeits a game or sells counterfeit games.

                  1.27(a) "Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated February 23, 1996 between Warner Communications Inc. and WII pursuant to which Warner Communications Inc. has agreed to sell and WII has agreed to purchase all of the outstanding stock of AGC.

                  1.27(b) "WII" shall mean Williams Interactive Inc., a wholly -owned subsidiary of WMS.

         4. The GTIS Master Home Video Agreement shall be amended to add a new Section 2.8 which shall read as follows:

                  Royalties payable to WMS pursuant to Schedule B of the Home Video Game Distribution and License Agreement are measured by the wholesale price of Licensed Product. Accordingly, reasonably in advance of WMS' decision to enter into a developer contract and reasonably in advance of GTIS' initial release of the Licensed Product, GTIS shall advise WMS, at WMS' request, of GTIS' expected pricing strategy and the





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         reasons therefor.  Nothing herein shall be deemed to restrict GTIS'
         freedom in selecting wholesale sales prices it considers appropriate, which shall be in GTIS' sole discretion.

         5. The GTIS Master Home Video Agreement shall be amended to add a new Section 2.9 which shall read as follows:

                  If, under Section 2.1 of any Home Video Game Distribution and License Agreement entered into under this Agreement, Licensor has granted written approval (which shall not be unreasonably withheld) to Licensee of a specific sublicensee for the Licensed Property, such approval shall apply to the sublicensing by that sublicensee of all Licensed Properties licensed to Licensee under Home Video Game Distribution and License Agreements entered into under this Agreement, subject to the following: (i) the sublicense agreements shall contain provisions with respect to quality of Licensed Product, trademarks, copyrights, materials, other intellectual property rights, rights of additional sublicensing or assignment, termination rights, confidentiality, accounting, auditing, reporting and payment procedures in form agreed to by GTIS and WMS, and the form as so agreed to may be used by all approved sublicensees described in clause
         (iii) below; provided that if such form is not so used, any other form to be used shall be subject to prior approval as





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THE INFORMATION BELOW MARKED BY * HAS BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT.

         provided in this subsection (i); (ii) no such blanket approval shall be deemed given with respect to Licensed Properties as to which approval requirements imposed by third parties, such as the NFL and NBA, apply; (iii) if the sublicense is for a Marketing Area other than those designated as Key Marketing Areas in such Home Video Game Distribution and License Agreement and if the expected sales volume in such Marketing Area, in GTIS' good faith judgment, is an average of * units or less per SKU per year, Licensee will not be required to obtain Licensor's prior written approval of the terms of such license but Licensee will be required to provide a copy of each sublicense to Licensor within ten (10) Business Days after GTIS enters into such sublicense; and (iv) if the Marketing Area is designated as a Key Marketing Area or if, in GTIS' good faith judgment, the expected sales volume for such Marketing Area is more than an average of * units per SKU per year, Licensee will be required to obtain Licensor's prior written approval, which Licensor will not unreasonably withhold, of the terms of a sublicense for such Marketing Area even if the identity of the sublicensee has been previously approved; provided, however, if a sublicense is for multiple platforms and multiple games, the approval of the sublicense will be deemed to be



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         approval for all Games distributed under that sublicense (subject to clause (ii)). Anything to the contrary notwithstanding, (x) if a previously approved sublicensee becomes an Exporter or a Pirate, Licensee will immediately upon becoming aware thereof notify Licensor of the identity of such Exporter or Pirate and as soon as practicable terminate the sublicense upon request by Licensor, and (y) Licensor and Licensee will review every two years the identity of sublicensees, and those sublicensees who previously received blanket approval as provided in the first sentence of this Section and who are no longer considered acceptable by Licensor, in the exercise of Licensor's reasonable judgment, will no longer have such blanket approval and will be subject to Licensor's prior approval with respect to all future sublicenses, in accordance with the approval procedures set forth above. Licensee shall use all reasonable efforts to cause each agreement with its sublicensees to permit Licensee to terminate such agreement immediately if such sublicensee shall be or become an Exporter or a Pirate.

         6.       Section 7 of the GTIS Master Home Video Agreement and
Section 16 of the form of Home Video Game Distribution Agreement annexed as Exhibit A thereto shall be amended to add at the end thereof, the following:

                  With respect to this Agreement and the Home Video Game Distribution and License Agreements entered into in connection







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         herewith, each of WMS Group and GTIS agree to use reasonable efforts to ensure that either of them may disclose the proprietary information of the other (including, without limitation, the software source code and tools relating to any Game), only to those persons within their organizations who have a need to know such information in order to perform its obligations under this Agreement and the Home Video Game Distribution and License Agreements and any such disclosure shall be limited to the information which needs to be known. Further, neither the WMS Group nor GTIS shall use any such proprietary information for purposes other than the performance of its obligations under this Agreement and the Home Video Game Distribution and License Agreements.

         7. Paragraph 12.1 of the GTIS Master Home Video Agreement shall be amended to delete the parenthetical language "(including its sublicenses and affiliates as one party)" in the last sentence of such Section and by replacing the words "as long as that party remains fully liable for its obligations hereunder" at the end of the second sentence of such Section 12.1 with the words "as long as both the assignee and the assignor remain fully liable for assignor's obligations hereunder."

         8. Section 1 of the form of Home Video Game Distribution and License Agreement, annexed as Exhibit A to the GTIS Master Home Video Agreement, shall be amended by adding at the end thereof the following:





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THE INFORMATION BELOW MARKED BY * HAS BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT.

                  Capitalized terms used, but not defined herein, shall have the meaning ascribed to such terms in the GTIS Master Agreement.

         9. Schedule B to the Home Video Game Distribution and License Agreement shall be amended as follows:

                  9.1. The paragraph under the heading "Recoupment" shall be amended to replace the words "earned and otherwise payable" on the first and second lines of such paragraph by the words "applied or accrued" and to replace the words "actually paid" in line seven of such paragraph by the words "applied or accrued."

                  9.2. A new paragraph shall be added at the end of the last paragraph under the heading "Recoupment" on Schedule B to the Home Video Game Distribution and License Agreement which shall read as follows:

                 "If the Atari Advance has not been fully recouped by GTIS on the date on which the total of recoupable amounts under this Agreement and Other Home Video Game Distribution and License Agreements equals the * Dollars Minimum Guaranteed Royalty and Guaranteed Advance Royalty paid by the Licensee under the GTIS Master Agreement, then royalties otherwise payable under this Agreement shall be recoupable against the Atari Advance in the manner set forth in this Schedule B until the Atari Advance shall be fully recouped. In determining whether the Atari Advance





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         has been fully recouped, amounts owed by GTIS but not yet reported, paid or credited to the Licensor shall be deemed recouped by GTIS. If in respect of any royalty payment period royalties are available for recoupment of the Atari Advance under any one or more of the distribution and license agreements entered into under the Atari Agreements, the GTIS Master Agreement and the GTIS Master Option and License Agreement dated December 28, 1994, as amended (the "GTIS Master PC Agreement"), the Atari Advance shall be recouped from royalties in the following order of priority: (i) royalties payable under distribution and license agreements entered into under the Atari Agreements; (ii) royalties payable under distribution and license agreements entered into under the GTIS Master PC Agreement; and (iii) royalties payable under distribution and license agreements entered into under the GTIS Master Agreement.

         10. WMS hereby confirms to GTIS that it is WMS' present intention that it will maintain a separate Atari Group games design organization and that any member of the design teams working for that organization will work solely on the creation of Atari Games. WMS further confirms that it will use all reasonable efforts to maintain such separate organization.

         11. In the event of conflicts between the provisions of the GTIS Master Home Video Agreement and the Home Video Game Distribution and License Agreement, the



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provisions of the GTIS Master Home Video Agreement shall prevail.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


                                        WMS INDUSTRIES INC


                                        By:     /s/ Neil D. Nicastro
                                           -------------------------------------


                                        WILLIAMS ELECTRONICS GAMES, INC.


                                        By:     /s/ Neil D. Nicastro
                                           -------------------------------------



                                        MIDWAY MANUFACTURING COMPANY


                                        By:     /s/ Neil D. Nicastro
                                           -------------------------------------



                                        WILLIAMS ENTERTAINMENT INC.


                                        By:     /s/ Byron Cook
                                           -------------------------------------



                                        GT INTERACTIVE SOFTWARE CORP.


                                        By:     /s/ Ronald Chaimowitz
                                           -------------------------------------





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